Exhibit 23.1

Consent of Independent Auditor's

CONSENT OF INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Micro Bio- Medical Waste Systems, Inc. (a Nevada corporation) of our report dated April 19, 2004 which are included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, which is included by reference in the Company's Registration Statement on Form S-8 dated June 15, 2004.



Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

June 15, 2004


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Malone-Bailey, PLLC